UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

UBS AG

(Exact Name of Registrant as Specified in Its Charter)

Switzerland	90-0186363
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

Bahnhofstrasse 45, CH-8098 — Zurich, Switzerland Aeschenvorstadt 1, CH-4051 — Basel, Switzerland	N/A
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	None

If this form relates to the registration  of a class of securities pursuant to  Section 12(b) of the Exchange Act  and is effective pursuant to General  Instruction A.(c), please check the  following box:         ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:          ☒

Securities Act registration statement file number to which this form relates: 333-153882

Securities to be registered pursuant to Section 12(g) of the Act:

Auction Rate Securities Rights, Series A-1, A-2, B-1, B-2, C-1, C-2 and G

(Title of class)

 INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant filed with the Securities and Exchange Commission (the “Commission”) on October 7, 2008 a Registration Statement on Form F-3ASR (Registration Statement No. 333-153882) (the “Registration Statement”) containing a prospectus, dated October 7, 2008, relating to the Registrant’s Auction Rate Securities Rights, Series A-1, A-2, B-1, B-2, C-1 and C-2 (the “Series A-C Prospectus”) and a prospectus, dated October 7, 2008, relating to the Registrant’s Auction Rate Securities Rights, Series G (the “Series G Prospectus”). The Series A-C Prospectus and the Series G Prospectus are incorporated by reference to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered

                Reference is made to the information set forth under the headings “The offer” on pages 25 to 33, “Description of securities” on page 35 and “United States federal income tax considerations” on pages 40 to 41 in the A-C Prospectus and to the information set forth under the headings “The offer” on pages 20 to 26, “Description of securities” on page 28 and “United States federal income tax considerations” on page 29 in the Series G Prospectus.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement on Form 8-A:

1.                                       Registration Statement on Form F-3ASR (Registration Statement No. 333-153882), including the Series A-C Prospectus and the Series G Prospectus (incorporated herein by reference to the Registrant’s Registration Statement on Form F-3ASR).

2.             Form of Auction Rate Securities Rights, Series A-1 (included as Exhibit 4.1 in Exhibit 1 hereof).

3.             Form of Auction Rate Securities Rights, Series A-2 (included as Exhibit 4.2 in Exhibit 1 hereof).

4.             Form of Auction Rate Securities Rights, Series B-1 (included as Exhibit 4.3 in Exhibit 1 hereof).

5.             Form of Auction Rate Securities Rights, Series B-2 (included as Exhibit 4.4 in Exhibit 1 hereof).

6.             Form of Auction Rate Securities Rights, Series C-1 (included as Exhibit 4.5 in Exhibit 1 hereof).

7.             Form of Auction Rate Securities Rights, Series C-2 (included as Exhibit 4.6 in Exhibit 1 hereof).

8.             Form of Auction Rate Securities Rights, Series G (included as Exhibit 4.7 in Exhibit 1 hereof).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UBS AG (Registrant)

Date: March 9, 2009	By:	/s/ THOMAS C. NARATIL
		Name:	Thomas C. Naratil
		Title:	Member of the Group Managing Board Head of Auction Rate Securities Solutions Group

	By:	/s/ JOSEPH GALLICHIO
		Name:	Joseph Gallichio
		Title:	Managing Director Business Manager

Exhibit No.	Description of Exhibit	Page No.
1

Registration Statement on Form F-3ASR (Registration Statement No. 333-153882), including the Series A-C Prospectus and the Series G Prospectus (incorporated herein by reference to the Registrant’s Registration Statement on Form F-3ASR).

2	Form of Auction Rate Securities Rights, Series A-1 (included as Exhibit 4.1 in Exhibit 1 hereof).

3	Form of Auction Rate Securities Rights, Series A-2 (included as Exhibit 4.2 in Exhibit 1 hereof).

4	Form of Auction Rate Securities Rights, Series B-1 (included as Exhibit 4.3 in Exhibit 1 hereof)

5	Form of Auction Rate Securities Rights, Series B-2 (included as Exhibit 4.4 in Exhibit 1 hereof)

6	Form of Auction Rate Securities Rights, Series C-1 (included as Exhibit 4.5 in Exhibit 1 hereof)

7	Form of Auction Rate Securities Rights, Series C-2 (included as Exhibit 4.6 in Exhibit 1 hereof)

8	Form of Auction Rate Securities Rights, Series G (included as Exhibit 4.7 in Exhibit 1 hereof).